ASSIGNMENT AND ASSUMPTION OF AIR AMBULANCE SERVICES AGREEMENT AND CONSENT

This assignment and Assumption of Air Ambulance Services Agreement and Consent ("Assignment") is entered into by and among American Air Network Alaska, Inc. (hereinafter referred to as "AANA"), Security Aviation, Inc. (an Alaska Corporation) (hereinafter referred to as "SA"), and Yukon-Kuskokwim Health Corporation (hereinafter referred to as "YKHC") based on the following facts:

RECITALS

A. American Air Network Inc. (AANI) and YKHC were parties to that certain Air Ambulance Services Agreement dated July 30, 2003.

B. For various reasons, AANI formed a separate legal entity, AANA, and with the consent of YKHC, AANI assigned the July 30, 2003 Ambulance Services Agreement to AANA.

C. For various reasons, AANA has informed YKHC of a need to be relieved of responsibilities associated with that certain Air Ambulance Services Agreement dated July 30, 2003.

D. After relevant discussions, the parties have agreed that the needs of the parties will be best served by an assignment of that certain Air Ambulance Services Agreement dated July 30, 2003 to SA.

E. SA is ready, willing, and able to assume the benefits and obligations and perform the terms and conditions of that certain Air Ambulance Services Agreement, effective July 29, 2005.

F. There are potential changes in the type of aircraft that SA will use to perform the contract. There are potential cost differences related to SA performing the contract from SA's base of operations. Within a reasonable amount of time, SA and YKHC agree to negotiate an amendment to the contract that will reflect these potential differences.

G. The parties wish to provide for the terms and conditions of an assignment and consent whereby AANA assigns and SA assumes all rights and obligations set forth in that certain Air Ambulance Services Agreement originally dated July 30, 2003, and YKHC consents to that assignment.

ASSIGNMENT, ASSUMPTION, AND CONSENT

1. **Assignment and Assumption.** AANA hereby assigns and SA hereby assumes all obligations, duties, rights, and benefits set forth in that certain Air Ambulance Services Agreement originally dated July 30, 2003. SA irrevocably assumes and agrees to perform all of AANA's obligations and duties under that certain Air Ambulance Services Agreement originally dated July 30, 2003 and agrees to be bound by all the terms and conditions thereof to the same extent as if SA were an original party to that certain Air Ambulance Services Agreement originally dated July 30, 2003.

2. **Consent:** YKHC hereby consents to the assignment by AANA and the assumption by SA of that certain Air Ambulance Services Agreement originally dated July 30, 2003, subject to YKHC's rights against AANA as set forth in Paragraph 17 of that certain Air Ambulance Services Agreement originally dated July 30, 2003.

3. **Indemnification.** SA shall indemnify, defend, and hold harmless AANA from any claims that may arise under the terms of that certain Air Ambulance Services Agreement originally dated July 30, 2003 which are based upon events that take place after the effective date of this Assignment. AANA shall indemnify, defend, and hold harmless SA from any claims that may arise under the terms of that certain Air Ambulance Services Agreement originally dated July 30, 2003 which are based upon events that have take place since July 30, 2003.

4. **Miscellaneous.**

   4.1. **Heirs and Assigns.** This Assignment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, and assigns.

   4.2. **Integration Clause.** This Assignment, along with the documents referenced herein, constitutes the entire assignment by and among the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and undertakings, oral, and written.

   4.3. **Attorneys Fees and Costs, jurisdiction, and Venue.** In the event of a dispute between the parties regarding terms of this assignment, or in the event any party commits a suit for the enforcement of the terms and conditions hereof, then the prevailing party shall be entitled to reasonable attorneys fees and costs pertaining to such proceedings. The parties consent that

jurisdiction and venue may be laid in the State courts located in either Anchorage or Bethel Alaska.

4.4. **Counterparts.** This assignment may be executed in one or more counterparts, which when taken together shall constitute one Assignment.

4.5. **Effective Date.** The effective date of this Assignment shall be July 29, 2005.

American Air Network Alaska, Inc.

By: ______________________ Dated: 7-28-05
Douglas Gilliland

Title: PRESIDENT

Yukon-Kuskokwim Health Corporation

By: ______________________ Dated: 7/25/05
Gene Peltola

Title: PRES / CEO

Security Aviation, Inc.

By: ______________________ Dated: 7-28-05
Stephan "Joe" Kapper

Title: President